Forest City Enterprises, Inc.
Supplemental Package
Three Months Ended April 30, 2006 and 2005

Forest City Enterprises, Inc. and Subsidiaries
Three Months Ended April 30, 2006 and 2005
Supplemental Package
NYSE: FCEA, FCEB
Index

Corporate Overview	2

Supplemental Operating Information
Occupancy Data	4
Comparable Net Operating Income (NOI)	5
Comparable NOI Detail	6
Reconciliation of NOI to Net Earnings	7
Lease Expirations Schedules	8-9
Schedules of Significant Tenants	10-11
Development Pipeline	12-14

Supplemental Financial Information
Mortgage Financings	15
Scheduled Maturities Table	16-17
Consolidated Balance Sheet Information	18-19
Consolidated Earnings Information	20-21
Investments in and Advances to Affiliates	22-23
Results of Operations Summary	24-25
Reconciliation of Net Earnings to EBDT	26-27
Summary of EBDT	28-33

This Supplemental Package, together with other statements and information publicly disseminated by the Company, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of the Company’s Form 10-K for the year ended January 31, 2006 and other factors that might cause differences, some of which could be material, include, but are not limited to, real estate development and investment risks including lack of satisfactory financing, construction and lease-up delays and cost overruns, the effect of economic and market conditions on a nationwide basis as well as regionally in areas where the Company has a geographic concentration of properties, reliance on major tenants, the impact of terrorist acts, the Company’s substantial leverage and the ability to obtain and service debt, guarantees under the Company’s credit facility, the level and volatility of interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, financial stability of tenants within the retail industry which may be impacted by competition and consumer spending, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, risks associated with an investment in a professional sports franchise, the rate revenue increases versus the rate of expense increases, as well as other risks listed from time to time in the Company’s reports filed with the United States Securities and Exchange Commission. The Company has no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Corporate Overview
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units. The Commercial Group, our largest business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental property, including upscale and middle-market apartments, adaptive re-use developments and supported-living communities. Additionally, the Residential Group develops for-sale condominium projects and also owns, develops and manages military family housing. New York City operations through our partnership with Forest City Ratner Companies are part of the Commercial Group or Residential Group depending on the nature of the operations. Real Estate Groups are the combined Commercial and Residential Groups. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. The Nets, a franchise of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, is a reportable segment of the Company.
We have approximately $7.8 billion of assets in 25 states and the District of Columbia at April 30, 2006. Our core markets include New York City/Philadelphia metropolitan area, Denver, Boston, Greater Washington D.C./Baltimore metropolitan area, Chicago and California. As a result of an ongoing effort to increase property concentration in the core markets, these markets now account for approximately 74 percent of the cost of our real estate portfolio at April 30, 2006. We have offices in Boston, Chicago, Denver, Los Angeles, New York City, San Francisco, Washington, D.C., and our corporate headquarters are in Cleveland, Ohio.
SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION
This supplemental package contains certain measures prepared in accordance with the generally accepted accounting principles (“GAAP”) under the full consolidation accounting method, and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we use an additional measure, Earnings before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. The non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”) and EBDT, provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to or more meaningful than, our GAAP measures.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and non-consolidated properties in our Form 10-K for the year ended January 31, 2006 on pages 15-26.
EBDT
We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT is used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar to Funds From Operations (“FFO”), a measure of performance used by publicly traded Real Estate Investment Trusts (“REIT”), but may not be directly comparable to similarly titled measures reported by other companies. (See pages 25-27 for additional discussion of EBDT as well as a reconciliation of EBDT to net earnings.)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, comparable NOI, reconciliation of NOI to net earnings, retail and office lease expirations, significant retail and office tenant listings, and our development pipeline. We believe this information will give interested parties a better understanding and more information about the operating performance of our Company. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the three months ended April 30, 2006 and 2005.
We believe occupancy rates, retail and office lease expirations, base rent, and significant retail and office tenant listings represent meaningful operating statistics about our Company. This information will give interested parties a better understanding and more information about the operating performance of our Company.
Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and, along with EBDT (as discussed beginning on page 24), is used to assess operating performance and resource allocation of our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of our overall performance from quarter-to-quarter and year-to-year. A reconciliation of net earnings, the most comparable financial measure calculated in accordance with GAAP, to NOI and reconciliation from NOI to comparable NOI are provided on pages 6-7 of this document. A reconciliation of NOI to net earnings for each strategic business unit can be found on pages 28-33.
Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K for the fiscal year ended January 31, 2006 as filed with the Securities and Exchange Commission can be found on our website or may be obtained without charge upon written request to:
Thomas T. Kmiecik
Assistant Treasurer
tomkmiecik@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Thomas G. Smith
Executive Vice President,
Chief Financial Officer and Secretary
Transfer Agent and Registrar
National City Bank
Stock Transfer Department
P.O. Box 92301
Cleveland, OH 44193-0900
(800) 622-6757
www.shareholder.inquiries@nationalcity.com
Stock Exchange Listing
NYSE: FCEA and FCEB
Dividend Reinvestment and Stock Purchase Plan
The Company offers its stockholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. A copy of the Plan prospectus and an enrollment card may be obtained by contacting National City Bank at (800) 622-6757.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Occupancy Data — April 30, 2006 and 2005
We analyze our occupancy percentages by each of our major product lines as follows:

		Average		Average
	Occupancy	Occupancy	Occupancy	Occupancy
	As of	Year-to-Date	As of	Year-to-Date
	April 30, 2006	April 30, 2006	April 30, 2005	April 30, 2005

Retail
Comparable	94.3%	94.5%	93.9%	93.2%
Total	93.8%	93.9%	93.9%	92.8%
Office
Comparable	92.4%	92.4%	92.5%	92.8%
Total	92.5%	92.6%	92.5%	92.8%
Residential
Comparable	94.4%	94.8%	92.5%	93.0%
Total	90.4%	90.7%	92.0%	89.9%
Hotels
Comparable		63.3%		61.8%
Comparable ADR		$160.24		$150.95
Total (1)		63.3%		66.3%
Total ADR		$160.24		$167.49
Retail and office occupancy as of April 30, 2006 and 2005 is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date as of April 30, 2006 and 2005 for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Residential occupancy as of April 30, 2006 and 2005 represents total units occupied divided by total units available. Average residential occupancy year-to-date for 2006 and 2005 is calculated by dividing gross potential rent less vacancy by gross potential rent. Average Daily Rate (“ADR”) is calculated by dividing revenue by the number of rooms sold for the three months ended April 30, 2006 and 2005.
(1)	The decrease in Total Hotel Occupancy from April 30, 2005 to April 30, 2006 is primarily the result of the sale of the Hilton Times Square during the quarter ended April 30, 2006.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
We use NOI, along with EBDT as discussed on pages 2-3, to assess operating performance. Comparable NOI is defined as NOI from properties opened and operated in the three months ended April 30, 2006 and 2005. The following schedule on page 6 presents comparable NOI for each of our major product lines, as well as strategic business unit under which these product lines operate. A reconciliation of NOI to the most comparable GAAP measure, net earnings, is presented on page 7. A reconciliation of NOI to net earnings for each strategic business unit can be found on pages 28-33.
Comparable Net Operating Income (NOI) (% change over same period, prior year)

	Three Months Ended April 30, 2006
	Full	Pro-Rata
	Consolidation	Consolidation

Retail	6.2%	7.0%

Office	3.3%	2.6%

Hotel	66.8%	33.8%

Residential	7.4%	6.8%

Total	6.5%	5.9%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (dollars in thousands)
	Three Months Ended April 30, 2006					Three Months Ended April 30, 2005					% Change
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	(Non-GAAP)

Commercial Group
Retail
Comparable	$46,490	$5,216	$2,949	$—	$44,223	$43,761	$5,404	$2,968	$—	$41,325	6.2%	7.0%

Total	49,961	4,491	2,965	10	48,445	45,073	4,226	3,002	32	43,881

Office Buildings
Comparable	45,304	5,740	1,124	—	40,688	43,856	5,372	1,187	—	39,671	3.3%	2.6%

Total	44,638	5,737	1,005	—	39,906	43,073	5,919	1,054	—	38,208

Hotels
Comparable	3,522	993	478	—	3,007	2,112	382	517	—	2,247	66.8%	33.8%

Total	3,591	66	478	(481)	3,522	2,139	(304)	517	2,018	4,978

Earnings from Commercial Land Sales	9,635	—	—	—	9,635	19,352	1,752	—	—	17,600

Development Fees	276	—	—	—	276	645	—	—	—	645

Other	(3,743)	2,963	61	—	(6,645)	(1,443)	1,899	22	—	(3,320)

Total Commercial Group
Comparable	95,316	11,949	4,551	—	87,918	89,729	11,158	4,672	—	83,243	6.2%	5.6%

Total	104,358	13,257	4,509	(471)	95,139	108,839	13,492	4,595	2,050	101,992

Residential Group
Apartments
Comparable	24,848	635	6,443	—	30,656	23,130	542	6,121	—	28,709	7.4%	6.8%

Total	36,368	893	7,762	183	43,420	24,411	1,038	7,562	2,074	33,009

Total Real Estate Groups
Comparable	120,164	12,584	10,994	—	118,574	112,859	11,700	10,793	—	111,952	6.5%	5.9%

Total	140,726	14,150	12,271	(288)	138,559	133,250	14,530	12,157	4,124	135,001

Land Development Group	18,185	545	384	—	18,024	26,448	1,444	105	—	25,109

The Nets	(8,701)	—	1,036	—	(7,665)	(8,596)	—	669	—	(7,927)

Corporate Activities	(7,601)	—	—	—	(7,601)	(9,199)	—	—	—	(9,199)

Grand Total	$142,609	$14,695	$13,691	$(288)	$141,317	$141,903	$15,974	$12,931	$4,124	$142,984

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (GAAP) (in thousands):

	Three Months Ended April 30, 2006					Three Months Ended April 30, 2005
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$289,354	$28,400	$69,777	$5,608	$336,339	$294,580	$32,154	$75,425	$14,191	$352,042
Exclude straight-line rent adjustment(1)	(2,710)	—	—	—	(2,710)	(4,923)	—	—	1	(4,922)

Adjusted revenues	286,644	28,400	69,777	5,608	333,629	289,657	32,154	75,425	14,192	347,120

Operating expenses	167,516	14,371	48,415	6,415	207,975	165,461	16,751	47,278	10,350	206,338
Add back depreciation and amortization for non-Real Estate Groups(b)	349	—	6,190	—	6,539	548	—	7,578	—	8,126
Add back amortization of mortgage procurement costs for non-Real Estate Groups(d)	92	—	147	—	239	68	—	90	—	158
Exclude straight-line rent adjustment(2)	(1,474)	—	—	(105)	(1,579)	(1,704)	—	—	(222)	(1,926)

Adjusted operating expenses	166,483	14,371	54,752	6,310	213,174	164,373	16,751	54,946	10,128	212,696

Add interest income and other income	14,962	666	93	414	14,803	6,902	571	120	60	6,511
Add equity in earnings of unconsolidated entities	379	—	5,680	—	6,059	20,036	—	(17,987)	—	2,049
Remove gain on disposition recorded on equity method	—	—	—	—	—	(18,497)	—	18,497	—	—
Add back provision for decline recorded on equity method	—	—	—	—	—	704	—	(704)	—	—
Add back equity method depreciation and amortization expense (see below)	7,107	—	(7,107)	—	—	7,474	—	(7,474)	—	—

Net Operating Income	142,609	14,695	13,691	(288)	141,317	141,903	15,974	12,931	4,124	142,984

Interest expense, including early extinguishment of debt	(71,220)	(6,896)	(13,691)	(660)	(78,675)	(67,797)	(7,883)	(12,931)	(3,378)	(76,223)
Gain on disposition of equity method rental properties(e)	—	—	—	—	—	18,497	—	—	—	18,497
Gain on disposition of rental properties and other investments	—	—	—	75,298	75,298	606	—	—	—	606
Provision for decline in real estate	—	—	—	—	—	(1,500)	—	—	—	(1,500)
Provision for decline in real estate of equity method rental properties	—	—	—	—	—	(704)	—	—	—	(704)
Depreciation and amortization — Real Estate Groups(a)	(43,268)	(3,211)	(6,818)	(325)	(47,200)	(41,427)	(4,569)	(7,175)	(2,239)	(46,272)
Amortization of mortgage procurement costs — Real Estate Groups(c)	(2,927)	(331)	(289)	(24)	(2,909)	(2,990)	(690)	(299)	(132)	(2,731)
Straight-line rent adjustment(1) + (2)	1,236	—	—	(105)	1,131	3,219	—	—	(223)	2,996
Equity method depreciation and amortization expense (see above)	(7,107)	—	7,107	—	—	(7,474)	—	7,474	—	—

Earnings before income taxes	19,323	4,257	—	73,896	88,962	42,333	2,832	—	(1,848)	37,653

Income tax provision	(7,150)	—	—	(28,554)	(35,704)	(16,151)	—	—	714	(15,437)

Earnings before minority interest and discontinued operations	12,173	4,257	—	45,342	53,258	26,182	2,832	—	(1,134)	22,216

Minority Interest	(4,257)	(4,257)	—	—	—	(2,832)	(2,832)	—	—	—

Earnings from continuing operations	7,916	—	—	45,342	53,258	23,350	—	—	(1,134)	22,216

Discontinued operations, net of tax and minority interest:
Operating loss from rental properties	(861)	—	—	861	—	(1,134)	—	—	1,134	—
Gain on disposition of rental properties	46,203	—	—	(46,203)	—	—	—	—	—	—

	45,342	—	—	(45,342)	—	(1,134)	—	—	1,134	—

Net earnings	$53,258	$—	$—	$—	$53,258	$22,216	$—	$—	$—	$22,216

(a) Depreciation and amortization — Real Estate Groups	$43,268	$3,211	$6,818	$325	$47,200	$41,427	$4,569	$7,175	$2,239	$46,272
(b) Depreciation and amortization — Non-Real Estate Groups	349	—	6,190	—	6,539	548	—	7,578	—	8,126

Total depreciation and amortization	$43,617	$3,211	$13,008	$325	$53,739	$41,975	$4,569	$14,753	$2,239	$54,398

(c) Amortization of mortgage procurement costs — Real Estate Groups	$2,927	$331	$289	$24	$2,909	$2,990	$690	$299	$132	$2,731
(d) Amortization of mortgage procurement costs — Non-Real Estate Groups	92	—	147	—	239	68	—	90	—	158

Total amortization of mortgage procurement costs	$3,019	$331	$436	$24	$3,148	$3,058	$690	$389	$132	$2,889

(e)	Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended April 30, 2005, two equity method investments were sold, Showcase and Colony Place, resulting in a pre-tax gain on disposition of $18,497.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Retail Lease Expirations
as of April 30, 2006

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES(3)	LEASED GLA(1)	EXPIRING(2)	BASE RENT	EXPIRING(3)

2006	152	342,911	3.24%	$7,998,935	4.16%	$29.35
2007	187	605,704	5.72	9,910,384	5.15	22.48
2008	177	606,097	5.73	10,806,233	5.62	24.36
2009	241	836,906	7.91	14,041,575	7.30	24.18
2010	201	632,235	5.98	12,860,009	6.69	25.99
2011	259	1,085,549	10.26	25,599,004	13.32	28.84
2012	125	676,287	6.39	14,027,620	7.30	25.78
2013	133	577,486	5.46	14,501,486	7.54	28.30
2014	159	684,538	6.47	12,744,948	6.63	27.02
2015	169	815,588	7.71	18,725,608	9.74	26.99
2016	36	485,248	4.59	8,346,938	4.34	24.89
Thereafter	86	3,230,806	30.54	42,696,317	22.21	17.01

Total	1,925	10,579,355	100.00%	$192,259,057	100.00%	$23.42

(1)	GLA = Gross Leasable Area.

(2)	Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at the Company’s ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent and contingent rental payments, which are not reasonably estimatable.

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Office Lease Expirations
as of April 30, 2006

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES(3)	LEASED GLA(1)	EXPIRING(2)	BASE RENT	EXPIRING(3)

2006	48	498,345	5.79%	$7,904,959	4.11%	$23.79
2007	60	442,823	5.15	7,196,119	3.74	21.59
2008	70	532,545	6.19	9,715,400	5.05	21.95
2009	45	386,842	4.49	8,027,262	4.17	25.43
2010	42	982,657	11.42	15,669,285	8.14	24.68
2011	14	369,606	4.29	9,966,361	5.18	32.08
2012	15	705,550	8.20	19,721,576	10.24	31.71
2013	17	695,574	8.08	14,516,939	7.54	24.90
2014	9	566,098	6.58	12,782,551	6.64	28.90
2015	6	160,699	1.87	2,372,138	1.23	20.35
2016	6	371,018	4.31	6,424,004	3.34	22.91
Thereafter	29	2,894,049	33.63	78,186,015	40.62	31.53

Total	361	8,605,806	100.00%	$192,482,609	100.00%	$27.67

(1)	GLA = Gross Leasable Area.

(2)	Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at the Company’s ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent and contingent rental payments, which are not reasonably estimatable.

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Schedule of Significant Retail Tenants
as of April 30, 2006

(Based on net base rent 1% or greater of the Company’s ownership share)

			PERCENTAGE
	NUMBER	LEASED	OF TOTAL
	OF	SQUARE	RETAIL
TENANT	LEASES	FEET	SQUARE FEET

AMC Entertainment, Inc.	5	463,710	4.38%
Regal Entertainment Group	6	451,072	4.26
The Gap	23	289,509	2.74
The Home Depot	2	282,000	2.66
TJX Companies	8	272,554	2.58
The Limited	38	233,416	2.21
Dick’s Sporting Goods	3	226,408	2.14
Circuit City Stores, Inc.	6	199,107	1.88
Lowe’s Home Center, Inc.	1	151,273	1.43
Abercrombie & Fitch Stores, Inc.	21	142,266	1.34
Pathmark Stores, Inc.	2	123,500	1.17
Footlocker, Inc.	34	122,965	1.16
Ahold USA (Stop & Shop)	2	115,861	1.10

Subtotal	151	3,073,641	29.05

All Others	1,774	7,505,714	70.95

Total	1,925	10,579,355	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Schedule of Significant Office Tenants
as of April 30, 2006

(Based on net base rent 2% or greater of the Company’s ownership share)

		PERCENTAGE
		OF TOTAL
	LEASED	OFFICE
TENANT	SQUARE FEET	SQUARE FEET

City of New York	855,008	9.94%
Millennium Pharmaceuticals, Inc.	725,833	8.44
U.S. Government	718,803	8.35
Morgan Stanley & Co.	444,685	5.17
Securities Industry Automation Corp.	428,786	4.98
Wellchoice, Inc.	392,514	4.56
Keyspan Energy	335,318	3.90
Forest City Enterprises, Inc. (1)	324,414	3.77
Bank of New York	317,572	3.69
Bear Stearns	275,244	3.20
Alkermes, Inc.	210,248	2.44
Partners Health Care System, Inc.	136,150	1.58
University of Pennsylvania	121,630	1.41

Subtotal	5,286,205	61.43

All Others	3,319,601	38.57

Total	8,605,806	100.00%

(1)	All intercompany rental income is eliminated in consolidation.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
April 30, 2006
2006 Openings and Acquisitions (5)

								Cost at FCE
				FCE Legal	Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share
		Dev.(D)	Date Opened/	Ownership%(i)	FCE %(i)	Consolidation	at 100%	(Non-GAAP)(b)		Gross
Property	Location	Acq.(A)	Acquired	(1)	(2)	(GAAP)(a)	(3)	(2)X(3)	Sq. Ft./ No. of Units	Leasable Area

						(in millions)

Retail Centers:
Metreon(c)	San Francisco, CA	A	Q1-06	50.0%	50.0%	$0.0	$40.0	$20.0	290,000	290,000
Northfield at Stapleton Phase II(l)	Denver, CO	D	Q1-06	95.0%	97.4%	9.1	9.1	8.9	86,000	86,000

						$9.1	$49.1	$28.9	376,000	376,000

Office:
Resurrection Health Care	Skokie, IL	A	Q1-06	100.0%	100.0%	$4.6	$4.6	$4.6	40,000	40,000

Residential:
Sky55	Chicago, IL	D	Q1-06	100.0%	100.0%	$111.6	$111.6	$111.6	411
1251 S. Michigan	Chicago, IL	D	Q1-06	100.0%	100.0%	16.6	16.6	16.6	91

						$128.2	$128.2	$128.2	502

Total Openings(d)						$141.9	$181.9	$161.7

Residential Phased-In Units(c)(e)									Opened in ‘06 / Total

Woodgate/Evergreen Farms	Olmsted Township, OH	D	2004-07	33.0%	33.0%	$0.0	$22.9	$7.6	24 / 348
Pine Ridge Expansion	Willoughby Hills, OH	D	2005-06	50.0%	50.0%	0.0	16.4	8.2	9 / 162
Cobblestone Court	Painesville, OH	D	2006-08	50.0%	50.0%	0.0	24.6	12.3	24 / 304

Total(f)						$0.0	$63.9	$28.1	57 / 814

See attached April 30, 2006 footnotes.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
April 30, 2006
Under Construction or to be acquired (18)

				FCE				Cost at FCE	Total
				Legal	Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share	Sq. Ft./	Gross
		Dev.(D)	Anticipated	Ownership%(i)	FCE %(i)	Consolidation	at 100%	(Non-GAAP)(b)	No. of	Leasable		Pre-
Property	Location	Acq.(A)	Opening	(1)	(2)	(GAAP)(a)	(3)	(2)X(3)	Units	Area		Leased %

						(in millions)

Retail Centers:
San Francisco Centre-Emporium(c)	San Francisco, CA	D	Q3-06	50.0%	50.0%	$0.0	$436.2	$218.1	964,000	626,000	(k)	80%
San Francisco Centre(c)	San Francisco, CA	A	Q3-06	50.0%	50.0%	0.0	151.8	75.9	498,000	186,000		98%
Northfield at Stapleton Phase III(l)	Denver, CO	D	Q3-06	95.0%	97.4%	136.3	136.3	132.8	637,000	532,000	(j)	44%
Promenade Bolingbrook	Bolingbrook, IL	D	Q1-07	100.0%	100.0%	129.5	129.5	129.5	743,000	417,000	(j)	43%
Orchard Town Center(o)	Westminster, CO	D	2006/2007/2008	100.0%	100.0%	131.9	131.9	131.9	972,000	558,000	(p)	1%

						$397.7	$985.7	$688.2	3,814,000	2,319,000

Office:
Advent Solar(c)	Albuquerque, NM	D	Q2-06	50.0%	50.0%	$0.0	$8.9	$4.5	88,000			100%
Illinois Science and Technology Park	Skokie, IL	A/D	Q3-06	100.0%	100.0%	108.8	108.8	108.8	661,000			28%
Edgeworth Building	Richmond, VA	D	Q4-06	100.0%	100.0%	35.2	35.2	35.2	142,000			60%
Stapleton Medical Office Building	Denver, CO	D	Q4-06	90.0%	90.0%	11.0	11.0	9.9	45,000			44%
New York Times(c)	Manhattan, NY	D	Q2-07	28.0%	40.0%	0.0	426.5	170.6	732,000 (q)			13%
Johns Hopkins — 855 North Wolfe Street	East Baltimore, MD	D	Q1-08	77.5%	77.5%	103.1	103.1	79.9	279,000			36%

						$258.1	$693.5	$408.9	1,947,000

Residential:
Sterling Glen of Roslyn(g)	Roslyn, NY	D	Q4-06	40.0%	100.0%	$75.6	$75.6	$75.6	158
Ohana Military Communities(c)(e)	Honolulu, HI	D	2005-2008	10.0%	10.0%	0.0	316.5	31.7	1,952
Dallas Mercantile	Dallas, TX	D	Q2-07/Q2-08	100.0%	100.0%	116.2	116.2	116.2	362 (n)
Military Housing — Navy Midwest(c)	Chicago, IL	D	Q1-09	25.0%	25.0%	0.0	264.7	66.2	1,658

						$191.8	$773.0	$289.7	4,130

										Pre-Sold %

Condominiums:
1100 Wilshire(c)	Los Angeles, CA	D	Q2-06	50.0%	50.0%	$0.0	$121.0	$60.5	228	90%
Cutters Ridge at Tobacco Row	Richmond, VA	D	Q3-06	100.0%	100.0%	4.5	4.5	4.5	12	8%
Mercury(c)	Los Angeles, CA	D	Q1-07	50.0%	50.0%	0.0	139.8	69.9	238	0%

						$4.5	$265.3	$134.9	478

Total Under Construction(h)						$852.1	$2,717.5	$1,521.7

LESS: Above properties to be sold as condominiums						4.5	265.3	134.9

Under Construction less Condominiums						$847.6	$2,452.2	$1,386.8

Residential Phased-In Units Under Construction:(c)(e)									Under Const./Total

Arbor Glen	Twinsburg, OH	D	2004-07	50.0%	50.0%	$0.0	$18.4	$9.2	96 / 288
Woodgate/Evergreen Farms	Olmsted Township, OH	D	2004-07	33.0%	33.0%	0.0	22.9	7.6	120 / 348
Pine Ridge Expansion	Willoughby Hills, OH	D	2005-06	50.0%	50.0%	0.0	16.4	8.2	84 / 162
Cobblestone Court	Painesville, OH	D	2006-08	50.0%	50.0%	0.0	24.6	12.3	280 / 304

Total(m)						$0.0	$82.3	$37.3	580 / 1,102

See attached April 30, 2006 footnotes.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline

April 30, 2006 Footnotes

(a)	Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(b)	Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(c)	Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(d)	The difference between the full consolidation amount (GAAP) of $141.9 million of cost to the Company’s pro-rata share (a non-GAAP measure) of $161.7 million of cost consists of a reduction to full consolidation for minority interest of $0.2 million of cost and the addition of its share of cost for unconsolidated investments of $20.0 million.

(e)	Phased-in openings. Costs are representative of the total project.

(f)	The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company’s pro-rata share (a non-GAAP measure) of $28.1 million of cost consists of the Company’s share of cost for unconsolidated investments of $28.1 million.

(g)	Supported-living property.

(h)	The difference between the full consolidation amount (GAAP) of $852.1 million of cost to the Company’s pro-rata share (a non-GAAP measure) of $1,521.7 million of cost consists of a reduction to full consolidation for minority interest of $27.8 million of cost and the addition of its share of cost for unconsolidated investments of $697.4 million.

(i)	As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company’s legal ownership. The Company consolidates its investments in these projects in accordance with FIN No. 46 (R) at a consolidation percentage that is reflected in the Pro-Rata FCE % column.

(j)	Includes 39,000 square feet of office space.

(k)	Includes 235,000 square feet of office space.

(l)	Phased opening: Phase I opened Q4-05, Phase II opened Q1-06, Phase III is scheduled to open Q3-06.

(m)	The difference between the full consolidation amount (GAAP) of $0.0 million of cost to the Company’s pro-rata share (a non-GAAP measure) of $37.3 million of cost consists of Forest City’s share of cost for unconsolidated investments of $37.3 million.

(n)	Project includes 18,000 square feet of retail space.

(o)	Phased opening: Phase I opens Q3-06, Phase II opens Q3-07 and Phase III opens Q1-08.

(p)	Includes 177,000 square feet for Target and 97,000 square feet for JCPenney opening in 2006, and 140,000 square feet for Macy’s opening in 2007.

(q)	Includes 24,000 square feet of retail space.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Mortgage Financings
Our primary capital strategy seeks to isolate the financial risk at the property level to maximize returns and reduce risk on and of our equity capital. Our mortgage debt is nonrecourse, including our construction loans. We operate as a C-corporation and retain substantially all of our internally generated cash flows. We recycle this cash flow, together with refinancing and property sale proceeds to fund new development and acquisitions that drive favorable returns for our shareholders. This strategy provides us with the necessary liquidity to take advantage of investment opportunities.
We use taxable and tax-exempt nonrecourse debt for our real estate projects. For those projects financed with taxable debt, we generally seek long-term, fixed rate financing for those real estate project loans which mature within the next 12 months, as well as those real estate projects which are projected to open and achieve stabilized operations during that same time frame. For real estate projects financed with tax-exempt debt, we generally utilize variable rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years.
We are actively working to extend the maturities and/or refinance the nonrecourse debt that is coming due in 2006 and 2007. During the three months ended April 30, 2006, we completed the following financings:

			Plus Unconsolidated
		Less Minority	Investments at	Pro-Rata
Purpose of Financing	Full Consolidation	Interest	Pro-Rata	Consolidation
		(in thousands)
Refinancings	$138,000	$900	$19,466	$156,566
Loan extensions/additional fundings	48,000	2,400	26,875	72,475
Other	—	—	3,584	3,584

	$186,000	$3,300	$49,925	$232,625

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Scheduled Maturities Table: Nonrecourse Mortgage Debt (dollars in thousands)
As of April 30, 2006

	Period Ending January 31, 2007				Fiscal Year Ending January 31, 2008
			Plus				Plus
			Unconsolidated				Unconsolidated
	Full	Less Minority	Investments at	Pro-Rata	Full	Less Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$275,107	$14,123	$9,044	$270,028	$162,070	$23,178	$95,694	$234,586
Weighted average rate	7.04%	7.16%	6.96%	7.03%	6.89%	6.95%	7.46%	7.11%

UDAG	8,213	134	12,386	20,465	728	180	—	548
Weighted average rate	0.18%	2.81%	7.06%	4.33%	2.56%	2.74%	—	2.50%

Total fixed-rate debt	283,320	14,257	21,430	290,493	162,798	23,358	95,694	235,134

Variable:
Variable-rate debt	208,097	9,563	62,025	260,559	311,684	64,155	96,519	344,048
Weighted average rate	6.20%	7.10%	5.42%	5.98%	7.22%	7.79%	6.99%	7.05%

Tax-Exempt	108,613	—	4,864	113,477	79,970	—	29,189	109,159
Weighted average rate	5.62%	—	5.12%	5.60%	5.25%	—	4.36%	5.01%

Total variable-rate debt	316,710	9,563	66,889	374,036	391,654	64,155	125,708	453,207

Total Nonrecourse Mortgage Debt	$600,030	$23,820	$88,319	$664,529	$554,452	$87,513	$221,402	$688,341
Weighted Average Rate	6.40%	7.11%	5.79%	6.29%	6.83%	7.56%	6.85%	6.74%

	Fiscal Year Ending January 31, 2009				Fiscal Year Ending January 31, 2010
			Plus				Plus
			Unconsolidated				Unconsolidated
	Full	Less Minority	Investments at	Pro-Rata	Full	Less Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$124,817	$19,101	$86,081	$191,797	$254,877	$57,658	$99,887	$297,106
Weighted average rate	6.79%	7.02%	6.82%	6.78%	7.04%	7.44%	7.05%	6.97%

UDAG	726	188	948	1,486	724	197	—	527
Weighted average rate	2.50%	2.80%	0.00%	0.87%	2.44%	2.85%	—	2.28%

Total fixed-rate debt	125,543	19,289	87,029	193,283	255,601	57,855	99,887	297,633

Variable:
Variable-rate debt	43,672	—	71,151	114,823	3,190	—	10,769	13,959
Weighted average rate	6.07%	—	7.34%	6.86%	5.30%	—	6.09%	5.91%

Tax-Exempt	16,315	—	103	16,418	165,345	5,000	120,113	280,458
Weighted average rate	5.35%	—	3.40%	5.33%	4.51%	4.49%	4.41%	4.47%

Total variable-rate debt	59,987	—	71,254	131,241	168,535	5,000	130,882	294,417

Total Nonrecourse Mortgage Debt	$185,530	$19,289	$158,283	$324,524	$424,136	$62,855	$230,769	$592,050
Weighted Average Rate	6.48%	6.98%	7.01%	6.71%	6.04%	7.19%	5.63%	5.75%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Scheduled Maturities Table: Nonrecourse Mortgage Debt (dollars in thousands) (continued)
As of April 30, 2006

	Fiscal Year Ending January 31, 2011				Thereafter
			Plus				Plus
			Unconsolidated				Unconsolidated
	Full	Less Minority	Investments at	Pro-Rata	Full	Less Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$265,654	$74,975	$18,775	$209,454	$2,502,613	$267,209	$276,892	$2,512,296
Weighted average rate	7.16%	6.99%	7.35%	7.24%	6.08%	6.50%	5.94%	6.02%

UDAG	20,671	13,065	—	7,606	72,188	5,499	—	66,689
Weighted average rate	1.80%	0.99%	—	3.19%	1.81%	1.96%	—	1.79%

Total fixed-rate debt	286,325	88,040	18,775	217,060	2,574,801	272,708	276,892	2,578,985

Variable:
Variable-rate debt	48,271	—	7,029	55,300	61,777	—	37,654	99,431
Weighted average rate	5.25%	—	8.83%	5.71%	5.37%	—	6.07%	5.63%

Tax-Exempt	31,245	—	6,030	37,275	270,025	11,781	43,998	302,242
Weighted average rate	4.31%	—	3.42%	4.16%	4.87%	4.69%	4.69%	4.85%

Total variable-rate debt	79,516	—	13,059	92,575	331,802	11,781	81,652	401,673

Total Nonrecourse Mortgage Debt	$365,841	$88,040	$31,834	$309,635	$2,906,603	$284,489	$358,544	$2,980,658
Weighted Average Rate	6.36%	6.10%	6.93%	6.50%	5.85%	6.34%	5.80%	5.80%

	Total
			Plus
			Unconsolidated
	Full	Less Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$3,585,138	$456,244	$586,373	$3,715,267
Weighted average rate	6.37%	6.76%	6.57%	6.35%

UDAG	103,250	19,263	13,334	97,321
Weighted average rate	1.69%	1.33%	6.56%	2.43%

Total fixed-rate debt	3,688,388	475,507	599,707	3,812,588

Variable:
Variable-rate debt	676,691	73,718	285,147	888,120
Weighted average rate	6.51%	7.70%	6.62%	6.45%

Tax-Exempt	671,513	16,781	204,297	859,029
Weighted average rate	4.93%	4.63%	4.45%	4.82%

Total variable-rate debt	1,348,204	90,499	489,444	1,747,149

Total Nonrecourse Mortgage Debt	$5,036,592	$566,006	$1,089,151	$5,559,737
Weighted Average Rate	6.10%	6.64%	6.18%	6.06%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
As discussed on page 2, we present certain financial amounts under the pro-rata consolidation method (a non-GAAP measure). This information is useful to our investors because we believe that it more accurately reflects the manner in which we operate our business. This is because, in line with industry practice, we have a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. The tables below present amounts for both full consolidation, a GAAP measure, and pro-rata consolidation, providing a reconciliation of the difference between the two methods. Under the pro-rata consolidation method, we present our partnership investments proportionate to our share of ownership for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary for our investments in a VIE. Partnership assets and liabilities are reported on the equity or cost method of accounting if we do not have control, or, in the case of investments in VIEs, the Company is not deemed the primary beneficiary.
Consolidated Balance Sheet Information — April 30, 2006 (unaudited)

			Plus
	Full		Unconsolidated	Pro-Rata
	Consolidation	Less Minority	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)

	(in thousands)
Assets
Real Estate
Completed rental properties	$6,145,259	$666,414	$966,779	$6,445,624
Projects under development	924,985	113,441	448,607	1,260,151
Land held for development or sale	122,918	8,132	104,020	218,806

Total Real Estate	7,193,162	787,987	1,519,406	7,924,581
Less accumulated depreciation	(1,005,531)	(139,106)	(277,341)	(1,143,766)

Real Estate, net	6,187,631	648,881	1,242,065	6,780,815

Cash and equivalents	141,510	26,187	13,760	129,083
Restricted cash	348,225	70,571	124,658	402,312
Notes and accounts receivable, net	242,005	38,343	3,168	206,830
Investments in and advances to affiliates	403,799	—	(187,612)	216,187
Other assets	515,280	36,084	89,791	568,987

Total Assets	$7,838,450	$820,066	$1,285,830	$8,304,214

Liabilities and Shareholders’ Equity
Liabilities
Mortgage debt, nonrecourse	$5,036,592	$566,006	$1,089,151	$5,559,737
Notes payable	70,653	9,795	102,134	162,992
Bank revolving credit facility	—	—	—	—
Senior and subordinated debt	599,400	—	—	599,400
Accounts payable and accrued expenses	624,917	108,013	94,545	611,449
Deferred income taxes	424,696	—	—	424,696

Total Liabilities	6,756,258	683,814	1,285,830	7,358,274

Minority Interest	136,252	136,252	—	—

Total Shareholders’ Equity	945,940	—	—	945,940

Total Liabilities and Shareholders’ Equity	$7,838,450	$820,066	$1,285,830	$8,304,214

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Balance Sheet Information — January 31, 2006 (unaudited)

			Plus
	Full		Unconsolidated	Pro-Rata
	Consolidation	Less Minority	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)

	(in thousands)
Assets
Real Estate
Completed rental properties	$6,162,995	$765,827	$931,183	$6,328,351
Projects under development	886,256	84,241	394,648	1,196,663
Land held for development or sale	105,875	3,420	97,566	200,021

Total Real Estate	7,155,126	853,488	1,423,397	7,725,035
Less accumulated depreciation	(986,594)	(147,375)	(269,412)	(1,108,631)

Real Estate, net	6,168,532	706,113	1,153,985	6,616,404

Cash and equivalents	254,734	33,026	13,522	235,230
Restricted cash	430,264	31,942	51,241	449,563
Notes and accounts receivable, net	265,264	30,562	(2,045)	232,657
Investments in and advances to affiliates	361,942	—	(155,245)	206,697
Other assets	509,605	37,042	93,873	566,436

Total Assets	$7,990,341	$838,685	$1,155,331	$8,306,987

Liabilities and Shareholders’ Equity
Liabilities
Mortgage debt, nonrecourse	$5,159,432	$625,600	$966,107	$5,499,939
Notes payable	89,174	19,214	91,710	161,670
Bank revolving credit facility	82,500	—	—	82,500
Senior and subordinated debt	599,400	—	—	599,400
Accounts payable and accrued expenses	674,949	91,155	97,514	681,308
Deferred income taxes	387,788	—	—	387,788

Total Liabilities	6,993,243	735,969	1,155,331	7,412,605

Minority Interest	102,716	102,716	—	—

Total Shareholders’ Equity	894,382	—	—	894,382

Total Liabilities and Shareholders’ Equity	$7,990,341	$838,685	$1,155,331	$8,306,987

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Earnings Information — Three Months Ended April 30, 2006 (unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

	(in thousands)
Revenues from real estate operations	$289,354	$28,400	$69,777	$5,608	$336,339

Expenses
Operating expenses	167,516	14,371	48,415	6,415	207,975
Depreciation and amortization	43,617	3,211	13,008	325	53,739

	211,133	17,582	61,423	6,740	261,714

Interest expense, including early extinguishment of debt	(71,220)	(6,896)	(13,691)	(660)	(78,675)
Amortization of mortgage procurement costs	(3,019)	(331)	(436)	(24)	(3,148)

Interest and other income	14,962	666	93	414	14,803
Equity in earnings of unconsolidated entities	379	—	5,680	—	6,059
Gain on disposition of rental properties	—	—	—	75,298	75,298

Earnings before income taxes	19,323	4,257	—	73,896	88,962

Income tax expense (benefit)
Current	(423)	—	—	(636)	(1,059)
Deferred	7,573	—	—	29,190	36,763

	7,150	—	—	28,554	35,704

Earnings before minority interest and discontinued operations	12,173	4,257	—	45,342	53,258

Minority interest	(4,257)	(4,257)	—	—	—

Earnings from continuing operations	7,916	—	—	45,342	53,258

Discontinued operations, net of tax and minority interest:
Operating loss from rental properties	(861)	—	—	861	—
Gain on disposition of rental properties	46,203	—	—	(46,203)	—

	45,342	—	—	(45,342)	—

Net earnings	$53,258	$—	$—	$—	$53,258

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Earnings Information — Three Months Ended April 30, 2005 (unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

	(in thousands)
Revenues from real estate operations	$294,580	$32,154	$75,425	$14,191	$352,042

Expenses
Operating expenses	165,461	16,751	47,278	10,350	206,338
Provision for decline in real estate	1,500	—	704	—	2,204
Depreciation and amortization	41,975	4,569	14,753	2,239	54,398

	208,936	21,320	62,735	12,589	262,940

Interest expense, including early extinguishment of debt	(67,797)	(7,883)	(12,931)	(3,378)	(76,223)
Amortization of mortgage procurement costs	(3,058)	(690)	(389)	(132)	(2,889)

Interest and other income	6,902	571	120	60	6,511
Equity in earnings of unconsolidated entities (Note 1)	20,036	—	(17,987)	—	2,049
Gain on disposition of rental properties and other investments	606	—	18,497	—	19,103

Earnings before income taxes	42,333	2,832	—	(1,848)	37,653

Income tax expense (benefit)
Current	7,560	—	—	(1,282)	6,278
Deferred	8,591	—	—	568	9,159

	16,151	—	—	(714)	15,437

Earnings before minority interest and discontinued operations	26,182	2,832	—	(1,134)	22,216

Minority interest	(2,832)	(2,832)	—	—	—

Earnings from continuing operations (Note 1)	23,350	—	—	(1,134)	22,216

Discontinued operations, net of tax and minority interest:
Operating loss from rental properties	(1,134)	—	—	1,134	—

	(1,134)	—	—	1,134	—

Net earnings	$22,216	$—	$—	$—	$22,216

Note 1) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” and therefore are reported in continuing operations when sold. For the three months ended April 30, 2005, two equity method investments were sold, Colony Place and Showcase. A pre-tax gain of $18,497 ($11,181 net of tax) has been reported in equity in earnings of unconsolidated entities in the Consolidated Statements of Earnings, and therefore is included in earnings from continuing operations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
The following schedules present information on investments in and advances to affiliates.
Investments in and Advances to Affiliates
Included in Investments in and Advances to Affiliates in the Consolidated Balance Sheet Information tables are unconsolidated investments in entities which we do not control and/or are not the primary beneficiary, and which are accounted for under the equity method of accounting, as well as advances to partners and other affiliates.
Following is a reconciliation of members’ and partners’ equity to our carrying value in the accompanying Consolidated Balance Sheet Information:

	April 30,	January 31,
	2006	2006

	(in thousands)
Members’ and partners’ equity as below	$699,287	$564,280
Equity of other members and partners	511,675	409,035

Company’s investment in partnerships	187,612	155,245
Advances to and on behalf of other affiliates (1)	216,187	206,697

Total Investments in and Advances to Affiliates	$403,799	$361,942

(1)	As is customary within the real estate industry, the Company invests in certain projects through joint ventures. The Company provides funding for certain of its partners’ equity contributions. The most significant partnership for which the Company provides funding relates to Forest City Ratner Companies, representing the Commercial Group’s New York City operations and one unconsolidated project reported in the Residential Group. The Company consolidates the majority of its investments in these Commercial Group projects. The Company’s partner is the President and Chief Executive Officer of Forest City Ratner Companies and is the cousin to five executive officers of the Company. At April 30, 2006 and January 31, 2006, amounts advanced for projects on behalf of this partner, collateralized solely by each respective partnership interest were $52,781 and $50,230, respectively, of the $216,187 and $206,697 presented above for “Advances to and on behalf of other affiliates.” These advances entitle the Company to a preferred return on and of the outstanding balances, which are payable solely from cash flows of each respective property, as well as a deficit restoration obligation provided by the partner.
Summarized financial information for the equity method investments is as follows:

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)

	April 30,	January 31,	April 30,	January 31,
	2006	2006	2006	2006

	(in thousands)		(in thousands)
Balance Sheet:
Completed rental properties	$2,066,690	$1,946,922	$966,779	$931,183
Projects under development	1,000,402	854,316	448,607	394,648
Land held for development or sale	193,459	181,315	104,020	97,566
Accumulated depreciation	(539,303)	(529,501)	(277,341)	(269,412)
Restricted cash	600,366	317,850	124,658	51,241
Other assets	458,298	469,676	106,719	105,350

Total Assets	$3,779,912	$3,240,578	$1,473,442	$1,310,576

Mortgage debt, nonrecourse	$2,521,361	$2,145,146	$1,089,151	$966,107
Other liabilities	559,264	531,152	196,679	189,224
Members’ and partners’ equity	699,287	564,280	187,612	155,245

Total Liabilities and Members’/Partners’ Equity	$3,779,912	$3,240,578	$1,473,442	$1,310,576

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Investments in and Advances to Affiliates (continued)

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
Three Months Ended April 30,	2006	2005	2006	2005

	(in thousands)
Operations:
Revenues	$167,688	$171,490	$69,777	$75,425
Equity in earnings of unconsolidated entities on a pro-rata basis	—	—	6,059	2,049
Operating expenses	(123,424)	(106,593)	(48,415)	(47,278)
Interest expense including early extinguishment of debt	(32,505)	(26,324)	(13,691)	(12,931)
Provision for decline in real estate	—	(704)	—	(704)
Depreciation and amortization	(37,475)	(39,864)	(13,444)	(15,142)
Interest income	3,048	2,487	93	120
Gain on disposition of rental properties (2)	—	81,708	—	18,497

Net Earnings (pre-tax)	$(22,668)	$82,200	$379	$20,036

(2)	The following table shows the detail of gain on disposition of rental properties that were held by equity method investments:

		Three Months Ended April 30,
		2006	2005

Showcase (Specialty Retail Center)	(Las Vegas, Nevada)	$—	$71,005
Colony Place (Apartments)	(Fort Myers, Florida)	—	10,703

Total gain on disposition of equity method rental properties		$—	$81,708

Company’s portion of gain on disposition of equity method rental properties		$—	$18,497

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Results of Operations
Net Earnings — Net earnings for the three months ended April 30, 2006 were $53,258,000 versus $22,216,000 for the three months ended April 30, 2005. Although we have substantial recurring revenue sources from our properties, we are a transactional-based business, which could create substantial variances in net earnings between periods. This variance to the prior year is primarily attributable to the following increases, which are net of tax and minority interest:
•	$46,203,000 ($75,298,000, pre-tax) related to the 2006 gains on disposition of two consolidated Commercial properties, Hilton Times Square, a 444-room hotel located in Manhattan, New York and G Street, a specialty retail center located in Philadelphia, Pennsylvania;

•	$5,520,000 ($8,838,000, pre-tax) related to income recognition on the sale of State of Rhode Island Historical Preservation Tax Credits for Ashton Mill, an apartment community located in Cumberland, Rhode Island; and

•	Increase of $2,246,000 ($3,571,000, pre-tax) related to an increase in Commercial Group outlot land sales primarily at Simi Valley in California.
These increases were partially offset by the following decreases, net of tax and minority interest:
•	$11,181,000 ($18,497,000, pre-tax) related to the 2005 gains on disposition of two equity method properties, Showcase, a specialty retail center located in Las Vegas, Nevada and Colony Place, an apartment community located in Fort Myers, Florida;

•	$4,236,000 ($7,008,000, pre-tax) related to a 2005 land sale at Twelve MetroTech Center in Brooklyn, New York that did not recur;

•	Decrease of $4,226,000 ($6,854,000, pre-tax) in earnings reported in the Land Development Group primarily due to a decrease in land sales at Stapleton, in Denver, Colorado and Central Station in Chicago, Illinois, partially offset by an increase in land sales at Sunrise in Cleveland, Ohio; and

•	$2,737,000 ($4,528,000, pre-tax) related to the 2005 sale of a development project in Las Vegas, Nevada that did not recur.
Net Operating Income (NOI) from Real Estate Groups — NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization for non-real estate groups) plus interest income plus equity in earnings of unconsolidated entities (excluding gain on disposition of equity method operating properties) plus equity method depreciation and amortization. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results. Under the full consolidation method (GAAP), NOI from the combination of the Commercial Group and the Residential Group (“Real Estate Groups”) for the three months ended April 30, 2006 was $140,726,000 compared to $133,250,000 for the three months ended April 30, 2005, a 5.6% increase. A reconciliation of NOI to the most comparable GAAP measure, net earnings, is presented on page 7. A reconciliation of NOI to net earnings for each strategic business unit can be found on pages 28-33.
Management also analyzes property NOI using the pro-rata consolidation method because it provides operating data at our ownership share, and we publicly disclose and discuss our performance using this method of consolidation to complement our GAAP disclosures. Under the pro-rata consolidation method, NOI from the combination of the Commercial Group and the Residential Group for the three months ended April 30, 2006 was $138,559,000 compared to $135,001,000 for the three months ended April 30, 2005, a 2.6% increase. Comparable NOI increased 5.9% compared to 3.1% for the prior year. Comparable NOI for our retail portfolio is up 7.0% from the prior year and our residential portfolio has generated an increase of 6.8%.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
EBDT — We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.
We believe that EBDT provides additional information about our core operations and, along with net earnings, is necessary to understand our operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. We believe EBDT is important to investors because it provides another method for the investor to measure our long-term operating performance as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges from real estate operations of Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.
EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, below. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. Our EBDT may not be directly comparable to similarly-titled measures reported by other companies.
Our EBDT for the quarter ended April 30, 2006 decreased by 6.4% to $63,339,000 from $67,662,000 for the quarter ended April 30, 2005. The fluctuation is primarily attributable to decreased EBDT from sales in our Land Development Group of $7,861,000 and EBDT generated from two non-recurring sales the first quarter 2005: Twelve MetroTech in Brooklyn, New York ($6,165,000) and a development project in Las Vegas, Nevada ($4,012,000), both in our Commercial Group. These decreases were partially offset by income recognition in the first quarter of 2006 on the sale of State of Rhode Island Historical Preservation Tax Credits of $5,520,000 for Ashton Mill, an apartment community located in Cumberland, Rhode Island, the sale of outlot land in our Commercial Group of $2,847,000. Additionally EBDT was impacted by a decrease in Corporate of $1,182,000 primarily the result of a decrease in general corporate expenses and Sarbanes-Oxley compliance costs, and lower taxes in our real estate groups due to our ongoing tax initiatives.
Stock-Based Compensation — We adopted SFAS 123 (Revised), “Share-Based Payment” (“SFAS No. 123(R)”) on February 1, 2006 which required the recognition of additional compensation costs related to the estimated fair value of our employee stock options. Previously, we did not expense stock options. We have and will continue to expense restricted stock consistent with prior quarters because the accounting treatment remains substantially the same under SFAS No. 123(R). For the quarter ended April 30, 2006, the adoption of this standard lowered net earnings and EBDT by $1,195,000 and $1,254,000, respectively. Diluted net earnings per share and EBDT per share for the quarter ended April 30, 2006 were both lower by $0.01 due to SFAS No. 123(R).
Summary of EBDT — The information in the tables on pages 28-33 present amounts for both full consolidation and pro-rata consolidation, providing a reconciliation of the difference between the two methods, as well as reconciliation from NOI to EBDT to net earnings. Under the pro-rata consolidation method, we present our partnership investments proportionate to our pro-rata share for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed under our control or if we are deemed to be the primary beneficiary for investments in the VIEs, or on the equity method of accounting if we do not have control or are not the primary beneficiary for investments in VIEs.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Reconciliation of Net Earnings to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (2)

	Three Months Ended April 30,
	2006	2005

	(in thousands)
Net earnings	$53,258	$22,216
Depreciation and amortization — Real Estate Groups(4)	47,200	46,272
Amortization of mortgage procurement costs — Real Estate Groups(4)	2,909	2,731
Deferred income tax expense — Real Estate Groups(5)	36,430	7,984
Deferred income tax expense — Non-Real Estate Groups:(5)
Gain on disposition of other investments	—	178

Current income tax expense on non-operating earnings:(5)
Gain on disposition of other investments	—	62
Gain on disposition included in discontinued operations	(29)	—
Gain on disposition recorded on equity method	—	8,114

Straight-line rent adjustment(3)	(1,131)	(2,996)
Provision for decline in real estate, net of minority interest	—	1,500
Provision for decline in real estate recorded on equity method	—	704
Gain on disposition recorded on equity method	—	(18,497)
Loss (gain) on disposition of other investments	—	(606)

Discontinued operations:(1)
Gain on disposition of rental properties	(136,384)	—
Minority interest — Gain on sale	61,086	—

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (2)	$63,339	$67,662

(1)	Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties and a division which have been sold or held for sale are reported as discontinued operations.

(2)	The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax).

(3)	The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, “Accounting for Leases.” The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

(4)	The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company’s Real Estate Groups are owned by Forest City Rental Properties Corporation, a wholly-owned subsidiary engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

	Depreciation and Amortization		Amortization of Mortgage Procurement Costs
	Three Months Ended April 30,		Three Months Ended April 30,
	2006	2005	2006	2005

Full Consolidation	$43,617	$41,975	$3,019	$3,058
Non-Real Estate Groups	(349)	(548)	(92)	(68)

Real Estate Groups Full Consolidation	43,268	41,427	2,927	2,990
Real Estate Groups related to minority interest	(3,211)	(4,569)	(331)	(690)
Real Estate Groups Equity Method	6,818	7,175	289	299
Real Estate Groups Discontinued Operations	325	2,239	24	132

Real Estate Groups Pro-Rata Consolidation	$47,200	$46,272	$2,909	$2,731

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Reconciliation of Net Earnings to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)(2) (continued)
(5) The following table provides detail of Income Tax Expense (Benefit):

			Three Months Ended April 30,
			2006	2005

			(in thousands)

(A	)	Operating earnings
		Current	$(423)	$(616)
		Deferred	7,573	10,083

			7,150	9,467

(B	)	Provision for decline in real estate
		Deferred	—	(593)
		Deferred — Equity method investment	—	(279)

			—	(872)

(C	)	Gain on disposition of other investments
		Current — Non-Real Estate Groups	—	62
		Deferred — Non-Real Estate Groups	—	178

			—	240

(D	)	Gain on disposition recorded on equity method
		Current	—	8,114
		Deferred	—	(798)

			—	7,316

		Subtotal (A) (B) (C) (D)
		Current	(423)	7,560
		Deferred	7,573	8,591

		Income tax expense	7,150	16,151

(E	)	Discontinued operations — Rental Properties Operating earnings
		Current	(607)	(1,282)
		Deferred	66	568

			(541)	(714)

		Gain on disposition of rental properties
		Current	(29)	—
		Deferred	29,124	—

			29,095	—

			28,554	(714)

		Grand Total (A) (B) (C) (D) (E)
		Current	(1,059)	6,278
		Deferred	36,763	9,159

			$35,704	$15,437

		Recap of Grand Total:
		Real Estate Groups
		Current	$1,311	$11,178
		Deferred	36,430	7,984

			37,741	19,162

		Non-Real Estate Groups
		Current	(2,370)	(4,900)
		Deferred	333	1,175

			(2,037)	(3,725)

		Grand Total	$35,704	$15,437

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2006 (in thousands)

	Commercial Group 2006					Residential Group 2006
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$209,216	$25,309	$22,649	$5,018	$211,574	$59,322	$2,244	$30,797	$590	$88,465
Exclude straight-line rent adjustment	(2,700)	—	—	—	(2,700)	(11)	—	—	—	(11)

Adjusted revenues	206,516	25,309	22,649	5,018	208,874	59,311	2,244	30,797	590	88,454

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Groups	108,913	12,397	13,342	6,006	115,864	37,815	1,339	17,838	409	54,723
Exclude straight-line rent adjustment	(1,474)	—	—	(105)	(1,579)	—	—	—	—	—

Adjusted operating expenses	107,439	12,397	13,342	5,901	114,285	37,815	1,339	17,838	409	54,723

Add interest income and other income	957	345	(109)	412	915	9,932	(12)	111	2	10,057

Add equity in earnings of unconsolidated entities	1,518	—	(1,883)	—	(365)	639	—	(1,007)	—	(368)

Add back equity method depreciation and amortization expense	2,806	—	(2,806)	—	—	4,301	—	(4,301)	—	—

Net operating income	104,358	13,257	4,509	(471)	95,139	36,368	893	7,762	183	43,420

Interest expense, including early extinguishment of debt	45,950	6,025	4,509	469	44,903	13,268	742	7,762	191	20,479

Income tax expense (benefit)	2,199	—	—	(560)	1,639	(827)	—	—	(47)	(874)

Minority interest in earnings before depreciation and amortization	7,232	7,232	—	—	—	151	151	—	—	—

Add: EBDT from discontinued operations	(380)	—	—	380	—	39	—	—	(39)	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$48,597	$—	$—	$—	$48,597	$23,815	$—	$—	$—	$23,815

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$48,597	$—	$—	$—	$48,597	$23,815	$—	$—	$—	$23,815

Depreciation and amortization — Real Estate Groups	(30,962)	—	—	(225)	(31,187)	(15,882)	—	—	(100)	(15,982)

Amortization of mortgage procurement costs — Real Estate Groups	(1,999)	—	—	(21)	(2,020)	(886)	—	—	(3)	(889)

Deferred taxes — Real Estate Groups	(6,521)	—	—	(61)	(6,582)	(3,095)	—	—	(5)	(3,100)

Straight-line rent adjustment	1,226	—	—	(105)	1,121	11	—	—	—	11

Gain on disposition of rental properties and other investments, net of tax	—	—	—	46,203	46,203	—	—	—	—	—

Discontinued operations, net of tax and minority interest:
Depreciation and amortization — Real Estate Groups	(225)	—	—	225	—	(100)	—	—	100	—
Amortization of mortgage procurement costs — Real Estate Groups	(21)	—	—	21	—	(3)	—	—	3	—
Deferred taxes — Real Estate Groups	(61)	—	—	61	—	(5)	—	—	5	—
Straight-line rent adjustment	(105)	—	—	105	—	—	—	—	—	—
Gain on disposition of rental properties	46,203	—	—	(46,203)	—	—	—	—	—	—

Net earnings	$56,132	$—	$—	$—	$56,132	$3,855	$—	$—	$—	$3,855

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2006 (in thousands) (continued)

	Land Development Group 2006					The Nets 2006
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$20,816	$847	$4,067	$—	$24,036	$—	$—	$12,264	$—	$12,264
Exclude straight-line rent adjustment	1	—	—	—	1	—	—	—	—	—

Adjusted revenues	20,817	847	4,067	—	24,037	—	—	12,264	—	12,264

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Groups	13,101	635	3,607	—	16,073	—	—	19,965	—	19,965
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—

Adjusted operating expenses	13,101	635	3,607	—	16,073	—	—	19,965	—	19,965

Add interest income and other income	3,546	333	22	—	3,235	—	—	69	—	69

Add equity in earnings of unconsolidated entities	6,923	—	(98)	—	6,825	(8,701)	—	8,668	—	(33)

Add back equity method depreciation and amortization expense	—	—	—	—	—	—	—	—	—	—

Net operating income	18,185	545	384	—	18,024	(8,701)	—	1,036	—	(7,665)

Interest expense, including early extinguishment of debt	1,829	129	384	—	2,084	—	—	1,036	—	1,036

Income tax expense (benefit)	9,090	—	—	—	9,090	(3,326)	—	—	—	(3,326)

Minority interest in earnings before depreciation and amortization	416	416	—	—	—	—	—	—	—	—

Add: EBDT from discontinued operations	—	—	—	—	—	—	—	—	—	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$6,850	$—	$—	$—	$6,850	$(5,375)	$—	$—	$—	$(5,375)

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$6,850	$—	$—	$—	$6,850	$(5,375)	$—	$—	$—	$(5,375)

Depreciation and amortization — Real Estate Groups	(31)	—	—	—	(31)	—	—	—	—	—

Amortization of mortgage procurement costs — Real Estate Groups	—	—	—	—	—	—	—	—	—	—

Deferred taxes — Real Estate Groups	2,853	—	—	—	2,853	—	—	—	—	—

Straight-line rent adjustment	(1)	—	—	—	(1)	—	—	—	—	—

Gain on disposition of rental properties and other investments, net of tax	—	—	—	—	—	—	—	—	—	—

Discontinued operations, net of tax and minority interest:
Depreciation and amortization — Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs — Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Deferred taxes — Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—

Net earnings	$9,671	$—	$—	$—	$9,671	$(5,375)	$—	$—	$—	$(5,375)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2006 (in thousands) (continued)

	Corporate Activities 2006					Total 2006
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$—	$—	$—	$—	$—	$289,354	$28,400	$69,777	$5,608	$336,339
Exclude straight-line rent adjustment	—	—	—	—	—	(2,710)	—	—	—	(2,710)

Adjusted revenues	—	—	—	—	—	286,644	28,400	69,777	5,608	333,629

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Groups	8,128	—	—	—	8,128	167,957	14,371	54,752	6,415	214,753
Exclude straight-line rent adjustment	—	—	—	—	—	(1,474)	—	—	(105)	(1,579)

Adjusted operating expenses	8,128	—	—	—	8,128	166,483	14,371	54,752	6,310	213,174

Add interest income and other income	527	—	—	—	527	14,962	666	93	414	14,803

Add equity in earnings of unconsolidated entities	—	—	—	—	—	379	—	5,680	—	6,059

Add back equity method depreciation and amortization expense	—	—	—	—	—	7,107	—	(7,107)	—	—

Net operating income	(7,601)	—	—	—	(7,601)	142,609	14,695	13,691	(288)	141,317

Interest expense, including early extinguishment of debt	10,173	—	—	—	10,173	71,220	6,896	13,691	660	78,675

Income tax expense (benefit)	(7,226)	—	—	—	(7,226)	(90)	—	—	(607)	(697)

Minority interest in earnings before depreciation and amortization	—	—	—	—	—	7,799	7,799	—	—	—

Add: EBDT from discontinued operations	—	—	—	—	—	(341)	—	—	341	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(10,548)	$—	$—	$—	$(10,548)	$63,339	$—	$—	$—	$63,339

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(10,548)	$—	$—	$—	$(10,548)	$63,339	$—	$—	$—	$63,339

Depreciation and amortization — Real Estate Groups	—	—	—	—	—	(46,875)	—	—	(325)	(47,200)

Amortization of mortgage procurement costs — Real Estate Groups	—	—	—	—	—	(2,885)	—	—	(24)	(2,909)

Deferred taxes — Real Estate Groups	(477)	—	—	—	(477)	(7,240)	—	—	(66)	(7,306)

Straight-line rent adjustment	—	—	—	—	—	1,236	—	—	(105)	1,131

Gain on disposition of rental properties and other investments, net of tax	—	—	—	—	—	—	—	—	46,203	46,203

Discontinued operations, net of tax and minority interest:
Depreciation and amortization — Real Estate Groups	—	—	—	—	—	(325)	—	—	325	—
Amortization of mortgage procurement costs — Real Estate Groups	—	—	—	—	—	(24)	—	—	24	—
Deferred taxes — Real Estate Groups	—	—	—	—	—	(66)	—	—	66	—
Straight-line rent adjustment	—	—	—	—	—	(105)	—	—	105	—
Gain on disposition of rental properties	—	—	—	—	—	46,203	—	—	(46,203)	—

Net earnings	$(11,025)	$—	$—	$—	$(11,025)	$53,258	$—	$—	$—	$53,258

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2005 (in thousands)

	Commercial Group 2005					Residential Group 2005
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$209,320	$26,166	$21,570	$9,968	$214,692	$49,606	$3,814	$30,286	$4,223	$80,301
Exclude straight-line rent adjustment	(4,928)	—	—	1	(4,927)	5	—	—	—	5

Adjusted revenues	204,392	26,166	21,570	9,969	209,765	49,611	3,814	30,286	4,223	80,306

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Groups	103,038	12,823	12,269	8,200	110,684	32,295	2,791	16,669	2,150	48,323
Exclude straight-line rent adjustment	(1,704)	—	—	(222)	(1,926)	—	—	—	—	—

Adjusted operating expenses	101,334	12,823	12,269	7,978	108,758	32,295	2,791	16,669	2,150	48,323

Add interest income and other income	1,291	149	(231)	59	970	890	15	259	1	1,135

Add equity in earnings of unconsolidated entities	13,651	—	(13,636)	—	15	7,363	—	(7,472)	—	(109)

Remove gain on disposition recorded on equity method	(13,145)	—	13,145	—	—	(5,352)	—	5,352	—	—

Add back provision for decline in real estate recorded on equity method	704	—	(704)	—	—	—	—	—	—	—

Add back equity method depreciation and amortization expense	3,280	—	(3,280)	—	—	4,194	—	(4,194)	—	—

Net operating income	108,839	13,492	4,595	2,050	101,992	24,411	1,038	7,562	2,074	33,009

Interest expense, including early extinguishment of debt	44,228	6,697	4,595	1,770	43,896	11,263	1,090	7,562	1,608	19,343

Income tax expense (benefit)	5,008	—	—	(1,022)	3,986	(1,841)	—	—	(260)	(2,101)

Minority interest in earnings before depreciation and amortization	6,795	6,795	—	—	—	(52)	(52)	—	—	—

Add: EBDT from discontinued operations	1,302	—	—	(1,302)	—	726	—	—	(726)	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$54,110	$—	$—	$—	$54,110	$15,767	$—	$—	$—	$15,767

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$54,110	$—	$—	$—	$54,110	$15,767	$—	$—	$—	$15,767

Depreciation and amortization — Real Estate Groups	(31,969)	—	—	(1,179)	(33,148)	(12,013)	—	—	(1,060)	(13,073)

Amortization of mortgage procurement costs — Real Estate Groups	(1,990)	—	—	(95)	(2,085)	(609)	—	—	(37)	(646)

Deferred taxes — Real Estate Groups	(5,776)	—	—	(552)	(6,328)	(1,881)	—	—	(16)	(1,897)

Straight-line rent adjustment	3,224	—	—	(223)	3,001	(5)	—	—	—	(5)

Gain on disposition of rental properties and other investments, net of tax	—	—	7,945	—	7,945	—	—	3,236	—	3,236

Provision for decline in real estate, net of tax and minority interest	(907)	—	(425)	—	(1,332)	—	—	—	—	—

Gain on disposition recorded on equity method, net of tax	7,945	—	(7,945)	—	—	3,236	—	(3,236)	—	—

Provision for decline in real estate recorded on equity method, net of tax	(425)	—	425	—	—	—	—	—	—	—

Discontinued operations, net of tax and minority interest:

Depreciation and amortization — Real Estate Groups	(1,179)	—	—	1,179	—	(1,060)	—	—	1,060	—
Amortization of mortgage procurement costs — Real Estate Groups	(95)	—	—	95	—	(37)	—	—	37	—
Deferred taxes — Real Estate Groups	(552)	—	—	552	—	(16)	—	—	16	—
Straight-line rent adjustment	(223)	—	—	223	—	—	—	—	—	—

Net earnings	$22,163	$—	$—	$—	$22,163	$3,382	$—	$—	$—	$3,382

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2005 (in thousands) (continued)

	Land Development Group 2005					The Nets 2005
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$35,654	$2,174	$11,100	$—	$44,580	$—	$—	$12,469	$—	$12,469
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—

Adjusted revenues	35,654	2,174	11,100	—	44,580	—	—	12,469	—	12,469

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Groups	21,026	1,137	5,569	—	25,458	—	—	20,439	—	20,439
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—

Adjusted operating expenses	21,026	1,137	5,569	—	25,458	—	—	20,439	—	20,439

Add interest income and other income	4,202	407	34	—	3,829	—	—	58	—	58

Add equity in earnings of unconsolidated entities	7,618	—	(5,460)	—	2,158	(8,596)	—	8,581	—	(15)

Remove gain on disposition recorded on equity method	—	—	—	—	—	—	—	—	—	—

Add back provision for decline in real estate recorded on equity method	—	—	—	—	—	—	—	—	—	—

Add back equity method depreciation and amortization expense	—	—	—	—	—	—	—	—	—	—

Net operating income	26,448	1,444	105	—	25,109	(8,596)	—	669	—	(7,927)

Interest expense, including early extinguishment of debt	2,287	96	105	—	2,296	—	—	669	—	669

Income tax expense (benefit)	8,102	—	—	—	8,102	(3,400)	—	—	—	(3,400)

Minority interest in earnings before depreciation and amortization	1,348	1,348	—	—	—	—	—	—	—	—

Add: EBDT from discontinued operations	—	—	—	—	—	—	—	—	—	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$14,711	$—	$—	$—	$14,711	$(5,196)	$—	$—	$—	$(5,196)

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$14,711	$—	$—	$—	$14,711	$(5,196)	$—	$—	$—	$(5,196)

Depreciation and amortization — Real Estate Groups	(51)	—	—	—	(51)	—	—	—	—	—

Amortization of mortgage procurement costs — Real Estate Groups	—	—	—	—	—	—	—	—	—	—

Deferred taxes — Real Estate Groups	(763)	—	—	—	(763)	—	—	—	—	—

Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—

Gain on disposition of rental properties and other investments, net of tax	—	—	—	—	—	—	—	—	—	—

Provision for decline in real estate, net of tax and minority interest	—	—	—	—	—	—	—	—	—	—

Gain on disposition recorded on equity method, net of tax	—	—	—	—	—	—	—	—	—	—

Provision for decline in real estate recorded on equity method, net of tax	—	—	—	—	—	—	—	—	—	—

Discontinued operations, net of tax and minority interest:

Depreciation and amortization — Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs — Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Deferred taxes — Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—

Net earnings	$13,897	$—	$—	$—	$13,897	$(5,196)	$—	$—	$—	$(5,196)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2005 (in thousands) (continued)

	Corporate Activities 2005					Total 2005
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$—	$—	$—	$—	$—	$294,580	$32,154	$75,425	$14,191	$352,042
Exclude straight-line rent adjustment	—	—	—	—	—	(4,923)	—	—	1	(4,922)

Adjusted revenues	—	—	—	—	—	289,657	32,154	75,425	14,192	347,120

Operating expenses, including depreciation and amortization, and amortization of mortgage procurement costs for non-Real Estate Groups	9,718	—	—	—	9,718	166,077	16,751	54,946	10,350	214,622
Exclude straight-line rent adjustment	—	—	—	—	—	(1,704)	—	—	(222)	(1,926)

Adjusted operating expenses	9,718	—	—	—	9,718	164,373	16,751	54,946	10,128	212,696

Add interest income and other income	519	—	—	—	519	6,902	571	120	60	6,511

Add equity in earnings of unconsolidated entities	—	—	—	—	—	20,036	—	(17,987)	—	2,049

Remove gain on disposition recorded on equity method	—	—	—	—	—	(18,497)	—	18,497	—	—

Add back provision for decline in real estate recorded on equity method	—	—	—	—	—	704	—	(704)	—	—

Add back equity method depreciation and amortization expense	—	—	—	—	—	7,474	—	(7,474)	—	—

Net operating income	(9,199)	—	—	—	(9,199)	141,903	15,974	12,931	4,124	142,984

Interest expense, including early extinguishment of debt	10,019	—	—	—	10,019	67,797	7,883	12,931	3,378	76,223

Income tax expense (benefit)	(7,488)	—	—	—	(7,488)	381	—	—	(1,282)	(901)

Minority interest in earnings before depreciation and amortization	—	—	—	—	—	8,091	8,091	—	—	—

Add: EBDT from discontinued operations	—	—	—	—	—	2,028	—	—	(2,028)	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(11,730)	$—	$—	$—	$(11,730)	$67,662	$—	$—	$—	$67,662

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(11,730)	$—	$—	$—	$(11,730)	$67,662	$—	$—	$—	$67,662

Depreciation and amortization — Real Estate Groups	—	—	—	—	—	(44,033)	—	—	(2,239)	(46,272)

Amortization of mortgage procurement costs — Real Estate Groups	—	—	—	—	—	(2,599)	—	—	(132)	(2,731)

Deferred taxes — Real Estate Groups	(666)	—	—	—	(666)	(9,086)	—	—	(568)	(9,654)

Straight-line rent adjustment	—	—	—	—	—	3,219	—	—	(223)	2,996

Gain on disposition of rental properties and other investments, net of tax	366	—	—	—	366	366	—	11,181	—	11,547

Provision for decline in real estate, net of tax and minority interest	—	—	—	—	—	(907)	—	(425)	—	(1,332)

Gain on disposition recorded on equity method, net of tax	—	—	—	—	—	11,181	—	(11,181)	—	—

Provision for decline in real estate recorded on equity method, net of tax	—	—	—	—	—	(425)	—	425	—	—

Discontinued operations, net of tax and minority interest:
Depreciation and amortization — Real Estate Groups	—	—	—	—	—	(2,239)	—	—	2,239	—
Amortization of mortgage procurement costs — Real Estate Groups	—	—	—	—	—	(132)	—	—	132	—
Deferred taxes — Real Estate Groups	—	—	—	—	—	(568)	—	—	568	—
Straight-line rent adjustment	—	—	—	—	—	(223)	—	—	223	—

Net earnings	$(12,030)	$—	$—	$—	$(12,030)	$22,216	$—	$—	$—	$22,216